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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant's principal executive office)

(609) 514-0300
(Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On July 31, 2004, Rockwood Specialties Group, Inc. (the "Company") completed its acquisition of four businesses of Dynamit Nobel, Troisdorf, Germany from mg technologies ag pursuant to the terms of the sale and purchase agreement dated as of April 19, 2004 (the "Purchase Agreement") among certain of the Company's subsidiaries, mg technologies ag and its subsidiary, MG North America Holdings. The Purchase Agreement was previously filed as Exhibit 99.1 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2004.

        The subsidiaries of the Company party to the Purchase Agreement paid approximately €1,635.0 million in cash for the businesses acquired and the repayment of net intercompany debt, after giving effect to purchase price adjustments set forth in the Purchase Agreement. The purchase price adjustments were estimated at the closing of the acquisition and remain subject to a possible post-closing adjustment.

        In addition, approximately €134.2 million of long-term debt was assumed and will remain outstanding under the existing arrangements, and approximately $90.7 million and €83.1 million of debt, a portion of which was repaid at the closing of the acquisition and the remainder of which will be repaid over time using the borrowings under the new credit facilities described below, was also assumed.

        The acquired businesses of Dynamit Nobel are focused on highly specialized markets and products and consist of: white pigments (SachtlebenChemie GmbH, Duisburg, Germany); surface treatment and lithium chemicals (Chemetall GmbH, Frankfurt/Main, Germany); ceramics (CeramTec AG, Plochingen, Germany) and pharmaceutical intermediates (DNES Custom Synthesis consisting of Dynamit Nobel Special Chemistry, Leverkusen, Germany; Finorga, S.A., Chasse sur Rhône and Mourenx, France, and Rohner A.G., Pratteln, Switzerland). The acquired businesses operate 61 manufacturing/ warehousing facilities located in 31 different countries in Europe, North America and the Asia-Pacific region.

        The Company financed the cash portion of the purchase price, repaid all outstanding borrowings under its existing senior secured credit facilities, which totaled approximately $287.5 million and €128.5 million, repaid $20.0 million of the pay-in-kind notes issued by the Company's indirect parent, Rockwood Specialties Consolidated, Inc. and paid related fees and expenses through: (1) approximately $985.0 million and €389.7 million of borrowings of term loans under new senior secured credit facilities; (2) approximately $350.0 million and €419.1 million of senior subordinated loans under a new senior subordinated loan facility; and (3) $425.0 million of equity, consisting of $265.6 million of equity provided by affiliates of Kohlberg Kravis Roberts & Co. L.P., the Company's majority stockholder, and $159.4 million of equity provided by affiliates of CSFB Private Equity, the global private equity arm of Credit Suisse First Boston. The Company has an additional €41.9 million of term loan availability and $250.0 million of availability under a revolving credit facility, both of which were undrawn at the closing of the acquisition. The new senior secured credit facilities and the new senior subordinated loan facility were arranged by Credit Suisse First Boston, acting through its Cayman Islands branch, UBS Securities LLC and Goldman Sachs Credit Partners L.P. The credit agreement, the related security agreement, pledge agreement and guarantees, the senior subordinated loan agreement and the related guarantee are filed as Exhibits 10.1 through 10.7 to this report. A copy of the press release announcing the closing of the acquisition is also furnished as Exhibit 99.1 to this report.

        In connection with the closing of the acquisition, the Company's parent, Rockwood Holdings, Inc., agreed to appoint two designees of affiliates of CSFB Private Equity, Susan Schnabel and Alex Morey, to its board of directors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

        The Company will file the financial statements of Dynamit Nobel as an amendment to this report within 60 days after the date that this report must be filed, as permitted by Item 7 of Form 8-K.

(b)   Pro Forma Financial Information.

        The Company will file the pro forma financial information giving effect to the Acquisition of Dynamit Nobel and the related financings within 60 days after the date that this report must be filed, as permitted by Item 7 of Form 8-K.

(c)   Exhibits.

        The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description
10.1
Credit Agreement, dated as of July 30, 2004, among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent and Collateral agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents
10.2
Security Agreement, dated as of July 30, 2004, among Rockwood Specialties International, Inc., Rockwood Specialties Group, Inc., as US Borrower, the Subsidiaries of the US Borrower named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent
10.3
Pledge Agreement, dated as of July 30, 2004, among Rockwood Specialties Group, Inc., as US Borrower, the Subsidiaries of the US Borrower named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent
10.4
Guarantee, dated as of July 30, 2004, among Rockwood Specialties International, Inc., Rockwood Specialties Group, Inc., as US Borrower, the Subsidiaries of the US Borrower named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent
10.5
Guarantee, dated as of July 30, 2004, among Rockwood Specialties Group, Inc., the Subsidiaries of Rockwood Specialties Limited named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative agent
10.6
Senior Subordinated Loan Agreement, dated as of July 30, 2004, among Rockwood Specialties Group, Inc., the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Lead Arrangers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and UBS AG, Stamford Branch, as Documentation Agent
10.7
Guarantee, dated as of July 30, 2004, among the Subsidiaries of Rockwood Specialties Group, Inc. named therein and Credit Suisse First Boston, acting through its Cayman Islands Branch, UBS Securities LLC and Goldman Sachs Credit Partners L.P. and UBS AG, Stamford Branch, as Agents
99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.
By:	/s/ MICHAEL W. VALENTE Name: Michael W. Valente Title: Assistant Secretary

Dated: August 4, 2004

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.